As filed with the U.S. Securities and Exchange Commission on June 22, 2021.

Registration No. 333-253326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Elliott Opportunity I Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	98-1581235
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Phillips Point, East Tower

777 S. Flagler Drive, Suite 1000

West Palm Beach, FL 33401

Tel: (212) 974-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Tel: (345) 949-8066

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Pedro J. Bermeo Derek J. Dostal Darren M. Schweiger Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Merritt Johnson Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Tel: (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of a redeemable Warrant to acquire one Class A ordinary share(2)	115,000,000 units	$10.00	$1,150,000,000	$125,465
Class A ordinary shares included as part of the Units(3)(4)	115,000,000 shares	—	—	—(5)
Redeemable warrants to acquire one Class A ordinary share included as part of the Units(3)(4)	28,750,000 warrants	—	—	—(5)
Total			$1,150,000,000	$125,465(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)

Includes 15,000,000 Units, consisting of 15,000,000 Class A ordinary shares and 3,750,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(4)

Maximum number of Class A ordinary shares or redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriters described above.

(5)	No fee pursuant to Rule 457(g).
(6)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Elliott Opportunity I Corp. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333- 253326) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and financial statement schedules.

(a)	Exhibits. The following exhibits are filed as part of this registration statement:

EXHIBIT NO.	DESCRIPTION

1.1	Form of Underwriting Agreement.*

3.1	Form of Amended and Restated Memorandum and Articles of Association.*

3.2	Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Ordinary Share Certificate (included in Exhibit 4.4).*

4.3	Specimen Warrant Certificate included in Exhibit 4.4).*

4.4	Form of Warrant Agreement between J.P. Morgan Chase Bank, N.A. and the Registrant.*

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Maples and Calder, Cayman Islands Legal Counsel to the Registrant.*

10.1	Form of Investment Management Trust Agreement between J.P. Morgan Chase Bank N.A. and the Registrant.*

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*

10.3	Form of Private Placement Warrant Agreement between the Registrant and the Sponsor.*

10.4	Form of Indemnity Agreement.*

10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*

10.6	Promissory Note, dated as of January 28, 2021, issued to the Sponsor. *

10.7	Securities Subscription Agreement, dated January 28, 2021, between the Registrant and the Sponsor. *

10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and officer of the Registrant.*

14	Form of Code of Ethics and Business Conduct.*

23.1	Consent of Marcum LLP.*

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).*

23.3	Consent of Maples and Calder (included in Exhibit 5.2).*

24.1	Power of Attorney (included on the signature page to the initial filing of this Registration Statement).*

*	Previously filed.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of June, 2021.

Elliott Opportunity I Corp.

By:	/s/ Isaac Kim
Name: Isaac Kim
Title: Co-Chief Executive Officer

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jesse Cohn, Gordon Singer, David Kerko, Isaac Kim, and Steven Barg each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Jesse Cohn Jesse Cohn	Co-Chairman of the Board	June 22, 2021

/s/ Gordon Singer Gordon Singer	Co-Chairman of the Board	June 22, 2021

/s/ David Kerko David Kerko	Co-Chief Executive Officer (Principal Executive Officer and the Registrant’s authorized signatory in the United States)	June 22, 2021

/s/ Isaac Kim Isaac Kim	Co-Chief Executive Officer (Principal Executive Officer and the Registrant’s authorized signatory in the United States)	June 22, 2021

/s/ Steven Barg Steven Barg	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2021

* By:	/s/ Isaac Kim
Name: Isaac Kim
Title: Attorney-in-fact

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